SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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☐ Preliminary Proxy Statement                                                         ☐  Confidential, for Use of the
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☐     Definitive Additional Materials                                                         by Rule 14a-6(e)(2))
☐     Soliciting Material Pursuant to Rule 14a-12

BLONDER TONGUE LABORATORIES, INC.
(Name of Registrant as Specified in Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BLONDER TONGUE LABORATORIES, INC. One Jake Brown Road Old Bridge, New Jersey 08857

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2009

To Our Stockholders:

     The 2009 Annual Meeting of Stockholders of Blonder Tongue Laboratories, Inc. (“Blonder” or “we”) will be held at the Comfort Suites-East Brunswick, 555 Old Bridge Turnpike, East Brunswick, New Jersey, on May 20, 2009, beginning at 10:00 a.m., local time, for the following purposes:

1.

To elect two Directors constituting Class II of the Board of Directors to serve until the 2012 Annual Meeting of Stockholders and until qualified successor directors have been elected or until their resignation or removal;

2.	To ratify the appointment of Marcum & Kliegman LLP, certified public accountants, as our independent registered public accountants for the year ending December 31, 2009; and
3.	To transact any other business as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.

     Please read the attached Proxy Statement for further information regarding each proposal to be made. A proxy, if properly executed and received in time for the voting, will be voted in the manner directed on the proxy. If no direction is made, the proxy will be voted FOR all proposals on the proxy card.

     Our Board of Directors has fixed the close of business on March 31, 2009 as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting or any adjournments thereof. Only stockholders of record at the close of business on March 31, 2009 are entitled to notice of and to vote at the meeting or any adjournments thereof.

     We cordially invite you to attend the meeting. Regardless of whether you plan to attend, please complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and therefore you should complete and return each proxy if you wish to vote all of your shares that are eligible to be voted at the meeting.

By Order of the Board of Directors

Robert J. Pallé, Jr., President, Chief Operating Officer and Secretary

April 21, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be Held on May 20, 2009
The proxy statement and annual report to shareholders are available at:
http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=07796

PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND DESIRE TO VOTE IN PERSON AT THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING YOUR PROXY.

BLONDER TONGUE LABORATORIES, INC.
One Jake Brown Road
Old Bridge, New Jersey 08857

PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 20, 2009

     This Proxy Statement is being furnished to the stockholders of Blonder Tongue Laboratories, Inc., a Delaware corporation (“Blonder” or “we”), in connection with the solicitation of proxies by our Board of Directors for our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or adjournments thereof.

     You are invited to attend the Annual Meeting on May 20, 2009, at 10:00 a.m., local time. The meeting will be held at the Comfort Suites-East Brunswick, 555 Old Bridge Turnpike, East Brunswick, New Jersey.

     The mailing address of our principal executive office is One Jake Brown Road, Old Bridge, New Jersey 08857. Our telephone number is (732) 679-4000. This Proxy Statement and the enclosed form of proxy will be mailed to each stockholder on or about April 21, 2009, together with the Annual Report on Form 10-K for the year ended December 31, 2008.

Voting and Proxies

     You can vote by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. When a proxy is returned properly, the shares represented by the proxy will be voted in accordance with your instructions.

     You may also attend the Annual Meeting in person and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on March 31, 2009, the record date for voting, and that you have a right to vote your shares.

     Regarding the election of Directors to serve until the 2012 Annual Meeting of Stockholders, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to any other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. You should specify your choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy card will be voted (i) FOR the election of all nominees and (ii) FOR ratification of the appointment of Marcum & Kliegman LLP as independent registered public accountants for the fiscal year ending December 31, 2009. Directors will be elected by a plurality of the votes cast by the holders of the shares of our common stock, $.001 par value per share (“Common Stock”), voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. Approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting. Abstentions are deemed present for quorum purposes and entitled to vote and, therefore, will have the effect of a vote against any matter other than the election of Directors. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not provided voting instructions and the broker does not have discretionary authority to vote shares on the matter. Broker non-votes are not considered to be shares “entitled to vote” (other than for quorum purposes), will not be included in vote totals and will have no effect on the outcome of any matters to be voted upon at the Annual Meeting.

Revocation of a Proxy

     All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised, by (i) filing written notice with our Secretary before the Annual Meeting, (ii) signing and delivering a later dated proxy to our Secretary before the Annual Meeting (each to the mailing address of our executive offices), or (iii) voting in person at the Annual Meeting if you are a record holder. Your attendance at the Annual Meeting will not, without taking one of actions described in the immediately preceding sentence, constitute revocation of a proxy. If your shares are held in the name of a broker, bank or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

Voting on Other Matters

     We know of no other business to be transacted at the Annual Meeting other than the election of Directors and the other proposal described in the attached Notice of Annual Meeting of Stockholders. If any other matters do arise and are properly presented, the persons named in the proxy will have the discretion to vote on those matters for you according to their best judgment and with the instructions of the Board of Directors.

Costs of Proxy Solicitation

     We will pay the expenses associated with soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement. We will solicit proxies by use of the mails, through brokers and banking institutions, and by our officers and regular employees. We may also solicit proxies by personal interview, mail, telephone or facsimile transmission.

Voting Securities

     Only owners of record of our Common Stock at the close of business on March 31, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each owner of record on the Record Date is entitled to one vote for each share of our Common Stock so held. There is no cumulative voting. On the Record Date, there were 6,190,554 shares of Common Stock issued, outstanding and entitled to vote.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Our Certificate of Incorporation, as amended, provides that our Board shall consist of between five and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at seven directors, with Class I comprised of three directors and Classes II and III each comprised of two directors. The term of the current Class II Directors expires at the 2009 Annual Meeting, the term of the current Class III Directors expires at the 2010 Annual Meeting and the term of the current Class I Directors expires at the 2011 Annual Meeting, The successors to each class of Directors whose terms expire at an Annual Meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

     The Directors whose terms will expire at the 2009 Annual Meeting of Stockholders are Robert J. Pallé, Jr. and Gary P. Scharmett, each of whom has been recommended for nomination by our Nominating Committee and nominated by our Board to stand for re-election as a Director at the 2009 Annual Meeting of Stockholders, to hold office until the 2012 Annual Meeting of Stockholders and until a qualified successor director has been elected or until he resigns or is removed. Messrs. Pallé and Scharmett have each consented to serve for the new terms, if elected.

Recommendation of the Board of Directors Concerning the Election of Directors

     Our Board of Directors recommends a vote FOR Robert J. Pallé, Jr. and Gary P. Scharmett as Class II Directors to hold office until the 2012 Annual Meeting of Stockholders and until qualified successor directors have been elected or until their resignation or removal. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

DIRECTORS AND EXECUTIVE OFFICERS

Nominee and Continuing Directors

     The following table sets forth the names and certain information about each of the nominees for election as Director and our continuing Directors:

		Director
Name	Age	Since
Nominees for a three-year term expiring in 2012 (Class II Directors):
Robert J. Pallé, Jr	63	1993
Gary P. Scharmett(4)	53	1997
Directors not standing for election this year whose terms expire in 2010 (Class III Directors):
Robert B. Mayer (5)(6)(7)	77	1995
James F. Williams	51	1993
Directors not standing for election this year whose terms expire in 2011 (Class I Directors):
Anthony J. Bruno (1)(8)	68	2008
Robert E. Heaton(2)(3)(9)	79	1998
James A. Luksch	78	1988

(1)      Since February, 2008, a member of the Audit Committee of the Board of Directors.
(2)      Since May, 1998, a member of the Compensation Committee of the Board of Directors.
(3)      Since June, 2000, a member of the Audit Committee of the Board of Directors.
(4)      Since February, 2004, a member of the Nominating Committee of the Board of Directors.
(5)      Since December, 1995, a member of the Compensation Committee of the Board of Directors.
(6)      Since December, 1995, a member of the Audit Committee of the Board of Directors.
(7)      Since April, 2004, a member of the Nominating Committee of the Board of Directors.
(8)      Since May, 2008, a member of the Compensation Committee of the Board of Directors.
(9) Since May, 2008, a member of the Nominating Committee of the Board of Directors.

     Set forth below is a brief summary of the recent business experience and background of each nominee, continuing Director and executive officer:

     Anthony J. Bruno has been one of our Directors since February 1, 2008. Since 2007, Mr. Bruno has been a financial consultant providing corporate acquisition services to various companies located in the United States. Prior to 2007, Mr. Bruno was the Vice-President of Finance for 18 years for Besam Entrance Solutions, the United States subsidiary of ASSA ABLOY Entrance Systems, a Swedish Company, managing all aspects of its financial activities in North America. Mr. Bruno also served as Blonder Tongue’s Vice President of Finance from 1981 to 1989.

     Robert E. Heaton has been one of our Directors since March, 1998. Mr. Heaton presently serves on the Board of Directors, Compensation Committee and as Chair of the Audit Committee of PTC Alliance Co., a manufacturer of mechanical steel. From April, 1993 through April, 1995, Mr. Heaton served as Vice Chairman of the Stainless Steel Group of Lukens, Inc. From April, 1981, through April, 1993, Mr. Heaton was President and Chief Executive Officer of Washington Steel Corporation until it was acquired by Lukens, Inc. Mr. Heaton is a past Chairman of the Specialty Steel Industry of North America.

     James A. Luksch has been one of our Directors and our Chief Executive Officer since November, 1988. He has been the Chairman of our Board since November, 1994. Mr. Luksch also served as our President from November, 1988 until May, 2003. In November, 2008 Mr. Luksch and his spouse filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. See “Certain Relationships and Related Transactions” below for additional details regarding this bankruptcy. Mr. Luksch is the father of Emily Nikoo, one of our Senior Vice Presidents, and the father-in-law of Nezam Nikoo, one of our Vice Presidents.

     Robert B. Mayer has been one of our Directors since December, 1995. From 1966 to 1991, Mr. Mayer served in various executive positions, including Director and Regional President of Norstar Bank, N.A. (formerly known as Liberty National Bank & Trust Co.), a member of Fleet Financial Group. Mr. Mayer has from time to time served as a part-time instructor at State University of New York at Buffalo and is currently a Director and officer of People, Inc., a non-profit corporation dedicated to serving people with disabilities.

     Robert J. Pallé, Jr. has been one of our Directors since September, 1993, our President since May, 2003 and our Chief Operating Officer and Secretary since April, 1989. He also served as our Executive Vice President from April, 1989 until May, 2003 and as our Interim Treasurer from March through April, 2001.

     Gary P. Scharmett has been one of our Directors since December, 1997. Since January, 1989, Mr. Scharmett has been a partner in the law firm of Stradley, Ronon, Stevens & Young, LLP, our outside counsel, and served on the Board of Directors of that firm from January, 2001 until December, 2003.

     James F. Williams has been one of our Directors since September, 1993. He has served as the Vice-President and a Director of Ontario Specialty Contracting, Inc., a demolition and environmental contracting company, since June, 1999. Since July, 2007, Mr. Williams has served as a director, managing member and vice president of Buffalo City Center Leasing, LLC., which leases electronic route tracking equipment to the trucking industry. See “Certain Relationships and Related Transactions” below for additional details regarding Buffalo City.

Other Executive Officers

     Eric S. Skolnik, 44, has been a Senior Vice President since May, 2003 and our Chief Financial Officer, Treasurer and Assistant Secretary since May, 2001. Mr. Skolnik served as our Interim Chief Financial Officer from January, 2001 through April, 2001. He was our Corporate Controller from May, 2000 through January, 2001. From 1994 until May, 2000, Mr. Skolnik worked as a certified public accountant with BDO Seidman, LLP.

     Emily M. Nikoo, 43, has been our Senior Vice President – Operations since February, 2007. She was Vice President - Marketing and Technical Services from February, 2004 to February, 2007. She was hired by us in March, 1995 as a product manager and has held several supervisory and management positions. From 1994 until 1995, Ms. Nikoo was the Vice President of Electronic Systems Advanced Technology, and from 1987 to 1994 she worked as an electrical engineering and project manager for Lockheed Martin Corporation in its space systems business segment. Ms. Nikoo is the spouse of Nezam Nikoo, one of our Vice Presidents and the daughter of James A. Luksch, our Chief Executive Officer and one of our Directors.

     Peter F. Daly, Jr., 52, has been our Senior Vice President – Marketing and Sales and our Chief Marketing Officer since February, 2007. Mr. Daly is responsible for sales, marketing, business development, technical services and customer services. He was Vice President – Sales from April, 2004 to February, 2007. Mr. Daly was a co-founder of Lamont Digital Systems, Inc. and served as its Senior Vice President and Chief Technology Officer from November, 2000 to November, 2003, during which time he oversaw the design, engineering and operation of complex fiber-to-the-home video, voice and data systems. From January, 1992 to November, 2000, Mr. Daly served as Vice President and Chief Operating Officer of Campus TeleVideo, a division of Lamont Digital Systems, Inc.

     Norman A. Westcott, 68, has been our Senior Vice President - Operational Services since October, 1999 and was one of our Vice Presidents from July, 1994 until October, 1999. Mr. Westcott is responsible for material purchasing and production.

     Allen Horvath, 57, has been our Vice President - Manufacturing since May, 2003 and is responsible for our manufacturing activities. Mr. Horvath served as our Manufacturing Manager from 1998 until May, 2003. Since 1976, Mr. Horvath has served us in several management positions in the areas of production testing, engineering, quality control and manufacturing.

     Kant Mistry, 68, has been our Vice President - Engineering since May, 2003, and has been our Chief Technical Officer since July, 2000. From October, 1990 to July, 2000, Mr. Mistry served as our Chief Engineer.

     Nezam Nikoo, 45, has been our Vice President – Advanced Digital Technologies since February, 2009. Mr. Nikoo served as our Chief Digital Engineer from July, 2000 until February, 2009 and as our Senior Design Engineer from 1995 until 2008. From 1988 to 1995, Mr. Nikoo held several positions at Lockheed Martin Corporation, including his final position as Lead Electrical Design Engineer integrating space shuttle payload experiments. Mr. Nikoo is the spouse of Emily Nikoo, one of our Senior Vice Presidents and the son-in-law of James A. Luksch, our Chief Executive Officer and one of our Directors.

Director Independence

     Our Board of Directors has considered the independence of our Directors pursuant to Section 803A of the Rules of NYSE Amex (formerly the American Stock Exchange). Based on this consideration, our Board has determined that Robert B. Mayer, Anthony J. Bruno, Robert E. Heaton, and Gary P. Scharmett, all current Directors, are independent pursuant to Section 803A. From December 6, 2007 until May 21, 2008, we relied on the “exceptional and limited circumstances” exemption provided for under the Rules of NYSE Amex in connection with James F. Williams’ continued service on each of our Compensation, Nominating and Audit Committees. On December 6, 2007, we entered into a Purchase Agreement with Buffalo City Center Leasing, LLC (“Buffalo City”), of which Mr. Williams is a director, managing member and vice president. Additionally, Mr. Williams may be deemed to control the entity which owns fifty percent (50%) of the membership interests of Buffalo City. Due to this relationship with Buffalo City, the Board of Directors determined that as of December 6, 2007 Mr. Williams was no longer considered independent pursuant to the then applicable Section 121A of the Rules of the American Stock Exchange (which has since been superseded by Section 803A of the Rules of NYSE Amex). Our Board of Directors determined that Mr. Williams’ continued service on our Compensation, Nominating and Audit Committees at that time was in the best interests of Blonder Tongue and our shareholders due to his knowledge and experience with our compensation and nomination practices as well as his comprehensive knowledge of our financial affairs and designation as our “audit committee financial expert.” Mr. Williams served on these Committees until May 21, 2008 when our Board of Directors reconstituted the members of each of these Committees. See “Certain Relationships and Related Transactions” below for more information on the Purchase Agreement and Mr. Williams relationship with Buffalo City.

Meetings of the Board of Directors; Committees

     During the year ended December 31, 2008, there were ten meetings of our Board of Directors and each Director, other than James A. Luksch, attended (either in person or via teleconference) at least 75% of the meetings held. Mr. Luksch attended seven of the ten meetings, representing 70% attendance at such meetings. The Board of Directors has three standing committees: the Compensation Committee, the Nominating Committee and the Audit Committee.

     Compensation Committee. The Compensation Committee is currently comprised of Anthony J. Bruno, Robert E. Heaton and Robert B. Mayer, each of whom is a non-employee Director. James F. Williams, also a non-employee Director, served on the Compensation Committee until May 21, 2008, when he was replaced by Anthony J. Bruno. Each of the members of the Compensation Committee, other than James F. Williams, who served during the 2008 fiscal year were independent, as independence for compensation committee members is defined by NYSE Amex. As disclosed above, in connection with our entering into a Purchase Agreement with Buffalo City, as of December 6, 2007 Mr. Williams was no longer considered an independent member of the Compensation Committee, but he continued to serve on the Compensation Committee until May 21, 2008 pursuant to the “exceptional and limited circumstances” exemption provided for under Rule 805(b) of NYSE Amex. Our Board of Directors determined that his continued service on the Compensation Committee during such time was in the best interests of Blonder Tongue and our shareholders due to his knowledge and experience with our compensation practices.

     The Compensation Committee currently does not have a formal charter. The Compensation Committee determines compensation for our executive officers and administers our stock incentive plans, except for the Amended and Restated 1996 Director Option Plan and the 2005 Director Equity Incentive Plan. This committee held five meetings during 2008, all of which were attended (either in person or via teleconference) by each committee member.

     The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

  evaluate the performance of the Chief Executive Officer and the President;
  review and approve the base salary (subject to Board approval), bonus, incentive compensation and any other compensation for the Chief Executive Officer and the President;
  review the Chief Executive Officer’s recommendations for the compensation of the other executive officers, make appropriate adjustments and approve;
  monitor our cash bonus and equity-based compensation plans and discharge the duties imposed on the Compensation Committee by the terms of those plans; and
  perform other functions or duties deemed appropriate by the Board.

     Compensation decisions for the Chief Executive Officer, President and all other executive officers are reviewed and approved by the Compensation Committee, subject to ratification by the Board of Directors of the base salary for the Chief Executive Officer and the President. The Compensation Committee relies upon the Chief Executive Officer to assist the Compensation Committee in performing its duties with regard to all other executive officers. While the Compensation Committee has not retained a compensation consultant, in determining the base salary for our executive officers, the Compensation Committee obtains, from time to time, salary survey information from companies such as Watson Wyatt Data Services. The Compensation Committee does not delegate any of its authority to other persons.

     With regard to the compensation of the Chief Executive Officer and the President, Messrs. Luksch and Pallé, respectively, the Compensation Committee reviews their respective performance, the relevant compensation information from salary surveys, and written comments received from members of the Board regarding their respective performance. The Chief Executive Officer also provides the Compensation Committee with a summary review of the President’s performance. Based upon such review, the Compensation Committee determines their respective compensation, subject to Board approval of their base salaries. The base salary of the Chief Executive Officer and the President is presently reviewed every year.

     With regard to compensation for the other named executive officers, the Chief Executive Officer provides the Compensation Committee with a written summary review of the executive officers’ performance and a recommendation as to the appropriate form and amount of compensation for each executive officer. The Compensation Committee reviews and considers the recommendation of the Chief Executive Officer, makes adjustments as appropriate and approves them. This review and adjustment procedure is performed annually for the other named executive officers.

     The Compensation Committee does not establish or recommend the amount or form of Director compensation. These determinations are made and approved by the full Board of Directors. Grants of stock option awards to non-employee Directors are generally made annually upon consideration and approval by the full Board of Directors with the non-employee Directors abstaining from such vote.

     Nominating Committee. The Nominating Committee is currently comprised of Robert E. Heaton, Robert B. Mayer and Gary P. Scharmett, each of whom is a non-employee Director. James F. Williams, also a non-employee Director, served on the Nominating Committee until May 21, 2008, when he was replaced by Robert E. Heaton. Each of the members of the Nominating Committee, other than James F. Williams, who served during the 2008 fiscal year were independent, as independence for nominating committee members is defined by NYSE Amex. As disclosed above, in connection with our entering into a Purchase Agreement with Buffalo City, as of December 6, 2007 Mr. Williams was no longer considered an independent member of the Nominating Committee, but he continued to serve on the Nominating Committee until May 21, 2008 pursuant to the “exceptional and limited circumstances” exemption provided for under Rule 804(b) of NYSE Amex. Our Board of Directors determined that his continued service on the Nominating Committee during such time was in the best interests of Blonder Tongue and our shareholders due to his knowledge and experience with our nomination practices.

     The Nominating Committee, among other things, considers and makes recommendations to the Board of Directors concerning the appropriate size of the Board and nominees to stand for election or fill vacancies on the Board, as well as the composition of the Company’s standing committees. In particular, the Nominating

Committee identifies, recruits, considers and recommends candidates to fill positions on the Board in accordance with its criteria for Board membership (as such criteria are generally described below). In searching for qualified director candidates to nominate for election at an annual meeting of stockholders, the Nominating Committee will initially consider nominating the current Directors whose terms are expiring and will consider their past performance on the Board, along with the criteria for Board membership, in determining whether to nominate them for reelection. In connection with nominations for elections at annual meetings or to fill vacancies in the Board, the Nominating Committee may solicit the current members of the Board to identify qualified candidates through their business and other organizational networks and may also retain director search firms as it determines necessary in its own discretion. The Nominating Committee will then consider the potential pool of Director candidates derived from the foregoing process, select the top candidates to fill the number of openings based on their qualifications, the Board’s needs (including the need for independent directors) and the criteria for Board membership. The Nominating Committee will then conduct a thorough investigation of the proposed candidates’ backgrounds to ensure there is no past history that would disqualify such candidates from serving as Directors. Those candidates that are selected and pass the background investigation will be recommended to the full Board for nomination.

      The criteria for a nominee to the Board include, among other things:

  The highest personal and professional ethics, strength of character, integrity and values;
  Experience as a senior manager, chief operating officer or chief executive officer of a relatively complex organization or, if in a professional or scientific capacity, be accustomed to dealing with complex problems, or otherwise shall have obtained and excelled in a position of leadership;
  Education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom, and vision to exercise sound, mature judgments on a macro and entrepreneurial basis on matters which relate to our current and long-term objectives;
  Competence and willingness to learn our business, and the breadth of viewpoint and experience necessary for an understanding of the diverse and sometimes conflicting interests of stockholders and other constituencies;
  The nominee should be of such an age at the time of election to assure a minimum of three years of service as a director, and should be free and willing to attend regularly scheduled meetings of our Board of Directors and its committees over a sustained period and otherwise be able to contribute a reasonable amount of time to our company affairs;
  The stature and capability to represent us before the public, stockholders, and other various individuals and groups that affect us; and
  Willingness to appraise objectively the performance of management in the interest of the stockholders and question management’s assumptions when inquiry is appropriate.

     The Nominating Committee does not have a formal charter, but our Board has adopted guidelines addressing the purpose and responsibilities of the Nominating Committee in connection with its formation. The guidelines include procedures for recruiting, considering and recommending nominees to our Board and criteria for Board membership. Although the Nominating Committee will not consider any director candidates recommended by stockholders, our Board believes this is appropriate as our certificate of incorporation and bylaws permit stockholders to directly nominate persons for election as Directors by following the procedures set forth therein. This committee held two meetings during 2008, and each committee member attended both meetings (either in person or via teleconference).

     Audit Committee. We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) under the Securities Exchange Act of 1934, as amended. The Audit Committee is currently comprised of Anthony J. Bruno, Robert E. Heaton and Robert B. Mayer, all of whom are non-employee Directors. James F. Williams, also a non-employee Director, also served on the Audit Committee until May 21, 2008. The Audit Committee, among other things:

  oversees our accounting and financial reporting process and audits of our financial statements;
  selects, retains or terminates our independent registered public accountants;
  reviews the plans and results of the audit engagement with the independent registered public accountants;
  discusses with the independent registered public accountants all necessary accounting policies and practices to be used and alternative treatments of financial information discussed with management;
  oversees the work of the independent registered public accountants;
  evaluates and pre-approves audit and non-audit services provided by the independent registered public accountants;
  reviews the independence of the independent registered public accountants;
  assures the regular rotation of the audit partners;
  considers the range of audit and non-audit fees and determines the compensation of the independent registered public accountants;
  reviews financial and earnings information released to the public, analysts and other third parties; and
  reviews the adequacy of our internal accounting controls.

This committee held five meetings during 2008, all of which were attended (either in person or via teleconference) by each committee member.

     Each of the members of the Audit Committee, other than James F. Williams, who served during the 2008 fiscal year were independent, as “independence” for Audit Committee members is defined by NYSE Amex. As disclosed above, in connection with our entering into a Purchase Agreement with Buffalo City, as of December 6, 2007 Mr. Williams was no longer considered an independent member of the Audit Committee, but he continued to serve on the Audit Committee until May 21, 2008, pursuant to the “exceptional and limited circumstances” exemption provided for under Rule 803B(2)(b) of NYSE Amex. Our Board of Directors determined that his continued service on the Audit Committee during such time was in the best interests of Blonder and our shareholders due to his comprehensive knowledge of our financial affairs and designation as our “audit committee financial expert” during such time. Our Board of Directors has determined that a member of the Audit Committee, Anthony J. Bruno, qualifies as an “audit committee financial expert” as defined in Section 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”). As noted above, Mr. Bruno is considered independent under the Rules of NYSE Amex. The Board of Directors adopted a written charter for the Audit Committee in June, 2000, which was amended by the Board of Directors in March, 2003 and March, 2004. The Audit Committee reviews and reassesses the charter for adequacy on an annual basis, most recently in March, 2009. A copy of the Audit Committee Charter was attached as Appendix A to our proxy statement for the 2007 Annual Meeting of Stockholders.

Board Policies Regarding Communications With the Board of Directors and Attendance at Annual Meetings

     Our Board of Directors maintains a process for stockholders to communicate with the Board of Directors. A stockholder wishing to communicate with our Board of Directors, or any individual member(s) of the Board of Directors, can send a written communication to the attention of the Board of Directors (or specific individual Director(s), if applicable) at the following address: c/o Corporate Secretary, One Jake Brown Road, Old Bridge, New Jersey 08857. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Our Corporate Secretary will forward such communication to the full Board of Directors or to any individual Director or Directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case our Corporate

Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

     While we do not have a formal written policy regarding Board member attendance at our Annual Meeting, we actively encourage our Directors to attend the Annual Meeting of Stockholders. All Directors attended our 2008 Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has:

  reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management;
  discussed with Blonder’s independent registered public accountants the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;
  received the written disclosures and the letter from Blonder’s independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the audit committee concerning independence; and
  discussed with Blonder’s independent registered public accountants their independence from Blonder and its management.

     Management is responsible for the preparation, presentation and integrity of Blonder’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Blonder’s independent registered public accountants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has relied, without independent verification, on the information provided to it and on the representations of management and the independent registered public accountants that the financial statements have been prepared in conformity with generally accepted accounting principles.

     Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2008 be included in Blonder’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

.

The Audit Committee Robert E. Heaton, Chairman Anthony J. Bruno Robert B. Mayer

Directors’ Compensation

2008 DIRECTOR COMPENSATION

     The following table discloses the actual compensation paid to or earned by each of our Directors who is not also a named executive officer in fiscal year 2008:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation	Total ($)
Robert B. Mayer	$ 27,000	$ 11,794 (3)(6)(7)	-	$ 38,794
John E. Dwight(1)	-	$ 7,127 (4)	$ 60,000 (9)	$ 67,127
James F. Williams	$ 25,100	$ 11,794 (3)(6)(7)	-	$ 36,894
Robert E. Heaton	$ 26,400	$ 11,794 (3)(6)(7)	-	$ 38,194
Anthony J. Bruno	$ 21,250	$ 7,910 (5)(6)(8)	-	$ 29,160
Gary P. Scharmett	$ 23,600	$ 11,794 (3)(6)(7)	-	$ 35,394

(1)	John E. Dwight resigned as a Director as of February 1, 2008, but remains an employee in his capacity as Assistant to the Chief Executive Officer.
(2)	The amounts in the “Option Awards” column reflect the dollar amount recognized by us for financial statement reporting purposes under FAS 123(R) for the fiscal year ended December 31, 2008, disregarding the estimate of forfeitures related to service-based vesting conditions. In accordance with FAS 123(R), this column may include amounts from awards granted in and prior to 2008 under our equity incentive plans for Directors.
Assumptions used in the calculation of these amounts are included in Note 1(o) to our audited consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years 2006 through 2008.
(3)	Each non-employee Director as of January 30, 2008, which excluded Mr. Bruno, was granted an option to purchase 10,000 shares of Common Stock on such date under the 2005 Director Equity Incentive Plan.
(4)	Mr. Dwight was granted an option award to purchase 5,000 shares of Common Stock on November 17, 2008 under the 2005 Employee Equity Incentive Plan. As of December 31, 2008, Mr. Dwight held options to purchase an aggregate of 35,000 shares of Common Stock.
(5)	As of February 1, 2008, Mr. Bruno was granted an option to purchase 9,167 shares of Common Stock under the 2005 Director Equity Incentive Plan.
(6)	Each non-employee Director as of November 17, 2008 was granted an option to purchase 5,000 shares of Common Stock under the 2005 Director Equity Incentive Plan.
(7)	As of December 31, 2008, each non-employee Director (except Mr. Bruno) held options to purchase 67,000 shares of Common Stock.
(8)	As of December 31, 2008, Mr. Bruno held options to purchase 14,167 shares of Common Stock.
(9)	Represents amounts paid as compensation for service as our employee.

Director Compensation Arrangements.

     We pay each of our non-employee Directors a retainer at the annual rate of $15,000, payable quarterly, a fee of $1,000 for each Board meeting attended in person ($500 if attendance was telephonic) and a fee of $600 for each committee meeting attended in person ($300 if attendance was telephonic or if attending on the same date as a Board meeting). We reimburse each Director for certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings. During calendar year 2008, we did not pay Messrs. Luksch, Pallé and Dwight any separate compensation for serving on the Board of Directors or any committees thereof.

Director Benefit Plans.

     In May 2005, our stockholders approved the adoption of the Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan (the “Director Plan”). The Director Plan is administered by our Board of Directors. Under the Director Plan, Directors who are not currently employed by us or by any of our subsidiaries and who have not been so employed within the past six months, are eligible to receive equity-based awards from time to time as determined by our Board. A maximum of 200,000 shares may be awarded under the Director Plan, and any shares subject to an award which is terminated, canceled, expired or forfeited for any reason will again be available for the grant of an award. Under the Director Plan, eligible Directors may be awarded stock options to purchase a number of shares of Common Stock (“Stock Options”), stock appreciation rights to receive the excess, if any, of the fair market value of a specified number of shares of Common Stock at the time of exercise over the grant price (“SARS”) or stock awards at no cost to the Director (“Stock Awards”), which may be either restricted stock or unrestricted stock. Each grant of a Stock Option, SAR or Stock Award will be subject to a written Award Agreement which shall specify the terms and conditions of the grant as determined by the Board of Directors, provided, however, that the exercise price for any Stock Option or SAR granted shall not be less than the fair market value of the underlying Common Stock on the date of grant. The Director Plan expires on February 1, 2015.

     On January 30, 2008, each of our non-employee Directors who was a Director on such date was granted an option under the Director Plan to purchase 10,000 shares of our Common Stock at an exercise price of $1.575 per share. These options vested on January 30, 2009 and expire on January 29, 2018.

     On February 1, 2008, in connection with his appointment to the Board of Directors, Anthony J. Bruno was granted an option under the Director Plan to purchase 9,167 shares of Common Stock at an exercise price of $1.575 per share. This option vested on February 1, 2009 and expires on January 31, 2018.

     On November 17, 2008, each of our non-employee Directors who was a Director on such date was granted an option under the Director Plan to purchase 5,000 shares of our Common Stock, at an exercise price of $0.755 per share (the fair market value on the date of grant). The fair market value of our Common Stock is calculated by taking the average of the high and low selling prices as reported on NYSE Amex. These options vest on November 17, 2009 and expire on November 17, 2018.

EXECUTIVE COMPENSATION

Summary Executive Compensation

     The following table summarizes the total compensation paid to or earned by our Chief Executive Officer and our next two highest compensated executive officers in 2008 (the “named executive officers”) for services rendered to us in all capacities for the fiscal years ended December 31, 2008 and 2007.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
James A. Luksch	2008	$402,500	$26,848	$ -	$32,000(2)	$461,348
Chairman of the Board and Chief	2007	402,500	42,835	-	45,195(2)	490,530
Executive Officer
Robert J. Pallé, Jr.	2008	315,000	19,915	-	22,924(3)	357,839
President, Chief Operating Officer and	2007	315,000	31,943	-	22,464(3)	369,407
Secretary
Peter F. Daly, Jr.	2008	196,593(4)	14,254	-	13,854(5)	224,701
Senior Vice President – Marketing and	2007	193,078(4)	21,787	-	11,687(5)	226,552
Sales

(1)	The amounts in the “Option Awards” column reflect the dollar amount recognized by us for financial statement reporting purposes under FAS 123(R) for the fiscal years ended December 31, 2008 and December 31, 2007, respectively, disregarding the estimate of forfeitures related to service-based vesting conditions. In accordance with FAS 123(R), this column may include amounts from awards granted in prior years under our various equity incentive plans. Assumptions used in the calculation of these amounts are included in Note 1(o) to our audited consolidated financial statements included in our Annual Report on Form 10-K for each of the fiscal years 2006 through 2008. The amounts reported above in the "Option Awards" column for 2007 reflect a correction from the amounts included in last year's proxy statement for each of the named executive officers. The amounts included last year inadvertently reflected the FAS 123(R) value for only the grants made in 2007, but did not include the FAS 123(R) value for grants made in prior years. Accordingly, the amounts reported for 2007 in last year's proxy statement were understated by $25,713, $19,287 and $12,854 for Messrs. Luksch, Pallé and Daly, respectively.

The following stock option awards were made in 2007 and 2008 to the named executive officers under our 2005 Employee Equity Incentive Plan:

  Stock options granted in January, 2007 with an exercise price of $1.98 per share. See the disclosure associated with footnote (2) to the “Outstanding Equity Awards at December 31, 2008” table below for more details on these awards.
  Stock options granted in November, 2008 with an exercise price of $0.755 per share. See the disclosure associated with footnote (3) to the “Outstanding Equity Awards at December 31, 2008” table below for more details on these awards.

The 2005 Employee Equity Incentive Plan does not preclude us from lowering the exercise price of options.

(2)	The amounts shown in the “All Other Compensation” column for Mr. Luksch include personal use of a company car, certain travel expenses for Mr. Luksch’s spouse, professional fees for tax return preparation and legal services, and below market interest benefit on outstanding loan amounts owing to us as described under “Certain Relationships and Related Transactions” beginning on page 16 below. These amounts also include our matching contribution to our 401(k) defined contribution plan for the benefit of Mr. Luksch and the dollar value for life insurance premiums paid by us with respect to life insurance for the benefit of Mr. Luksch. The cost of the below market interest benefit in 2008 was $11,744 and was determined based on the average outstanding loan balance (calculated using the average of the outstanding loan balance at January 1, 2008 and December 31, 2008) at our weighted average borrowing rate under our credit facilities during 2008 (8.0%). The cost of the below market interest benefit in 2007 was $16,588 and was determined based on the average outstanding loan balance (calculated using the average of the outstanding loan balance at January 1, 2007 and December 31, 2007) at our weighted average borrowing rate under our credit facilities during 2007 (10.4%).
(3)	The amounts shown in the “All Other Compensation” column for Mr. Pallé include personal use of a company car and professional fees for tax return preparation. These amounts also include our matching contribution to our 401(k) defined contribution plan for the benefit of Mr. Pallé and the dollar value for life insurance premiums paid by us with respect to life insurance for the benefit of Mr. Pallé.
(4)	Mr. Daly did not have a fixed salary for 2008 and 2007. The 2008 and 2007 amounts reported for him under the "Salary" column represents amounts paid to him under his compensation arrangement with us, which is described in greater detail below under the heading "Compensation Arrangements."
(5)	The amounts shown in the “All Other Compensation” column for Mr. Daly include personal use of a company car, our matching contribution to our 401(k) defined contribution plan and the dollar value for life insurance premiums paid by us with respect to life insurance for Mr. Daly’s benefit.

Compensation Arrangements.

     We have no employment agreements with Messrs. Luksch, Pallé and Daly, who are employed by us on an at-will basis.

     We have a compensation arrangement with Mr. Daly whereby Mr. Daly’s compensation is variable and determined as a percentage of our Adjusted Net Sales, which is equal to our actual net sales for the fiscal year multiplied by a gross margin adjustment to take into account certain decreases in our actual gross margin (as more fully described in the description of Mr. Daly’s compensatory arrangement in Exhibit 10.32 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007). Mr. Daly receives periodic draws against his variable compensation, subject to monthly adjustments, in accordance with the Company’s policies relating to variable compensation arrangements with its employees. Mr. Daly’s compensation arrangement began as of January 1, 2007. It was renewed by the Compensation Committee effective as of January 1, 2009 and will expire, unless otherwise renewed by the Compensation Committee, on December 31, 2009.

     Mr. Daly remains eligible to participate in our Executive Officer Bonus Plan with all other executive officers of the Company for 2009 and in future years to the extent determined by the Compensation Committee of the Board of Directors. From time to time, as determined by the Compensation Committee, Mr. Daly may be granted equity-based awards including stock purchase options, stock appreciation rights or stock awards. Mr. Daly’s total compensation from all sources in any fiscal year, however, will be capped at $1,000,000.

Executive Officer Bonus Plan.

     We provide executives with an annual opportunity to earn cash incentive awards through the Executive Officer Bonus Plan (the “Executive Bonus Plan”). These cash bonuses are intended to motivate and reward the achievement of short-term profit, which is a key element of the Compensation Committee’s overall compensation philosophy. Cash bonus awards under the Executive Bonus Plan are paid to officers during a particular fiscal year based upon and relating to our financial performance during the prior fiscal year. During the first quarter of each fiscal year, we designate which of our executive officers are to participate in the Executive Bonus Plan for that year. We then establish one or more objective performance goals for the participants and a formula to determine bonus payments based on the achievement of the goal(s). In no event may the bonus for any participant exceed 100% of the participant’s base salary.

     The performance goals are expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flows, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with our past performance (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding. Performance goals need not be uniform among participants, but they have been in recent years.

     After our financial results for a fiscal year have been determined, the Compensation Committee will certify the level of performance goal attainment and the potential bonus payment for each participant. The Compensation Committee has full authority to decrease the amount that would otherwise be payable to any participant for a fiscal year.

     For the 2008 fiscal year, each of the named executed officers were participants under the Executive Bonus Plan. The participants were entitled to share in a Bonus Pool (“Bonus Pool”) based upon a subjectively determined allocation, which took into account the relative compensation levels of the executives as well as other subjective factors related to overall job performance in 2007, such as the ease with which the executive could be replaced, whether further opportunities for advancement within the Company existed for the executive, teamwork skills, perceived efforts, interpersonal relationships and overall job performance. The Bonus Pool for 2008 was equal to the sum of (i) forty percent (40%) of the first $1,000,000 (or portion thereof) of our pre-tax income, plus (ii) twenty percent (20%) of our pre-tax income in excess of $1,000,000, but less than or equal to $2,000,000, plus (iii) ten percent (10%) of our pre-tax income in excess of $2,000,000, all as set forth on our audited financial statements (in all cases calculated before taking into account any accrual for such Bonus Pool). In no event, however, may the Bonus Pool exceed the sum of the base salaries of all participants, in the aggregate. Also, no bonus may be paid to any participant unless the Bonus Pool (calculated in the manner described above) equals or exceeds $90,000. No bonuses were paid in 2008 under the Executive Bonus Plan.

Retirement Benefits.

     Each of the named executive officers participates in our 401(k) Savings and Investment Retirement Plan, which covers all full time employees and is qualified under Section 401(k) of the Internal Revenue Code. Under this plan, we match 50% of each participating employee’s salary deferral up to a maximum match of 3% of eligible compensation.

Outstanding Equity Awards

     The following table discloses for each named executive officer all shares of our Common Stock underlying unexercised options as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James A. Luksch	30,000(1)	15,000(1)	$1.905	03/28/2016
	11,667(2)	23,333(2)	$1.98	04/03/2017
	-	15,000(3)	$0.755	11/17/2018
Robert J. Pallé, Jr.	23,333(1)	11,667(1)	$1.905	03/28/2016
	8,334(2)	16,666(2)	$1.98	04/03/2017
	-	15,000(3)	$0.755	11/17/2018
Peter F. Daly, Jr.	20,000(4)	-	$3.375	04/17/2014
	5,000(5)	-	$3.84	03/29/2015
	13,333(1)	6,667(1)	$1.905	03/28/2016
	6,667(2)	13,333(2)	$1.98	04/03/2017
	-	10,000(3)	$0.755	11/17/2018

(1)	This option award vests in three equal installments on March 27, 2007, 2008 and 2009.
(2)	This option award vests in three equal installments on April 3, 2008, 2009 and 2010.
(3)	This option award vests in three equal installments on November 17, 2009, 2010 and 2011.
(4)	This option award vested in two installments of 6,667 and one installment of 6,666 on each of April 19, 2005, 2006 and 2007, respectively.
(5)	This option award vested on May 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common
Stock as of March 31, 2009 by (i) each person who is known by us to beneficially own more than five percent of our
Common Stock, (ii) each of our Directors, including nominee Directors, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all our executive officers and Directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class Beneficially Owned

James A. Luksch	722,467	(3)	11.54%
Robert J. Pallé, Jr.	1,385,616	(4)	22.20%
Peter F. Daly, Jr.	58,333	(5)	*
Anthony J. Bruno	9,167	(6)	*
Robert E. Heaton	67,500	(7)	1.08%
Robert B. Mayer	74,500	(8)	1.19%
Gary P. Scharmett	130,600	(9)	2.09%
James F. Williams	129,173	(10)	2.05%
Peter J. Abrahamson	520,000	(11)	8.40%
24156 N. Coventry Lane
Lake Barrington, IL 60010-7334
All Directors and executive officers as a group (14 persons)	3,140,766		43.83%

*	Less than 1%
(1)	Beneficial ownership as of March 31, 2009 for each person listed includes shares subject to options held by such person (but not held by any other person) which are exercisable within 60 days after such date.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities, which voting or investment power may be further described in the footnotes below. This table contains information furnished to us by the respective stockholders or contained in filings made with the Commission. Certain of our executive officers and Directors may, from time to time, hold some or all of their Common Stock in brokerage accounts having outstanding margin loan balances secured by the Common Stock and the other investment securities held in such brokerage accounts.
(2)	Unless otherwise indicated, the address for each beneficial owner is c/o Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, NJ 08857.
(3)	Includes 10,928 shares of Common Stock owned of record by two trusts of which Mr. Luksch is the trustee, 9 shares of Common Stock owned of record by an estate of which Mr. Luksch is the executor, 294 shares of Common Stock held of record by Mr. Luksch’s spouse, as to which Mr. Luksch expressly disclaims beneficial ownership, and 68,333 shares of Common Stock underlying options granted by us. In November 2008 Mr. Luksch and his spouse filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey under which 643,197 of the shares of Common Stock became, and continue to be, subject to the jurisdiction of the Bankruptcy Court. Mr. Luksch, as a debtor-in-possession, retains sole voting power over such shares and retains dispositive power subject to the approval of the Bankruptcy Court. The options granted by us to Mr. Luksch, covering 68,333 of the shares of Common Stock, are also subject to the jurisdiction of the Bankruptcy Court. 374,134 and 199,000, respectively, of the shares of Common Stock owned by Mr. Luksch are pledged as collateral to secure loans to Mr. Luksch from two separate banks. Mr. Luksch is currently in default with the bank (“Bank”) whose loan is secured by 374,134 shares of Common Stock. The Bank filed a motion with the Bankruptcy Court requesting relief from the automatic stay related to the pledged shares, which motion was denied by the Bankruptcy Court on February 17, 2009 provided that Mr. Luksch make certain monthly payments to the Bank. In the event the payments are not made or the price per share of our Common Stock declines significantly, the Bank may be permitted to re-file its motion with the Bankruptcy Court.
(4)	Includes 200,000 shares of Common Stock owned of record by a limited liability company of which Mr. Pallé
and his wife are the sole members and 51,667 shares of Common Stock underlying options granted by us.
(5)	Includes 58,333 shares of Common Stock underlying options granted by us.
(6)	Includes 9,167 shares of Common Stock underlying options granted by us.
(7)	Includes 62,000 shares of Common Stock underlying options granted by us.
(8)	Includes 62,000 shares of Common Stock underlying options granted by us and 200 shares of Common Stock held of record by Mr. Mayer’s spouse.

(9)	Includes 62,000 shares of Common Stock underlying options granted by us.
(10)	Includes 62,000 shares of Common Stock underlying options granted by us and 52,173 shares of Common
Stock underlying an option granted by James H. Williams, a former Director, to James F. Williams, which shares are owned by James H. Williams.
(11)	Based on a Schedule 13G filed by Peter J. Abrahamson with the Commission on January 27, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than ten percent of our Common Stock, to file with the Commission and the NYSE Amex, initial reports of ownership and reports of changes in ownership of Common Stock and our other equity securities. Officers, Directors and greater than ten percent stockholders (collectively, “Reporting Persons”) are additionally required to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no reports were required with respect to fiscal year 2008, we believe that all Section 16(a) filing requirements applicable to Reporting Persons were complied with on a timely basis during 2008, except that the Form 4 for Robert J. Pallé, Jr., timely filed on November 19, 2008, inadvertently did not report a stock option granted to his spouse, who is also our employee, on November 17, 2008. This stock option grant was reported on a Form 4/A filed on January 22, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Chief Executive Officer’s daughter, Emily Nikoo, is our Senior Vice President - Operations. Ms. Nikoo’s annual salary in 2008 and 2007 was $158,000 and $151,000, respectively. Nezam Nikoo, Ms. Nikoo’s husband and our Chief Executive Officer’s son-in-law, is our Vice President –Advanced Digital Technologies. Mr. Nikoo’s annual salary in 2008 and 2007 was $146,500 and $150,649, respectively.

     One of our Directors, Gary P. Scharmett, is a partner at the law firm of Stradley, Ronon, Stevens & Young, LLP, which serves as our outside counsel. During the 2008 and 2007 fiscal years, we paid fees for legal services to this firm in the aggregate amount of $380,000 and $346,000, respectively. Mr. Scharmett’s interest in this relationship arises from his minority ownership interest as a partner at this firm. In management's opinion, the terms of such services were substantially equivalent to those which would have been obtained from unaffiliated parties.

     As of March 31, 2009, James A. Luksch, our Chief Executive Officer and a Director, was indebted to us in the amount of $140,000, for which we have charged no interest. This indebtedness arose from a series of cash advances made to Mr. Luksch, the latest of which was advanced in February, 2002. The largest aggregate amount of indebtedness during the 2008 and 2007 fiscal years was $153,000 and $166,000, respectively. This debt was being repaid at the rate of $1,000 per month, all of which represented principal payments on the indebtedness, until November 2008 when Mr. Luksch and his spouse filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Since the time of filing, payments on this indebtedness have been subject to the automatic stay provisions of the United States Bankruptcy Code and, accordingly, no additional payments have been made. Mr. Luksch’s interest in the Bankruptcy petition in connection with this indebtedness is adverse to us. Until such time as Mr. Luksch’s plan of reorganization is confirmed by the Bankruptcy Court, the exact amount of the indebtedness that is likely to be repaid and the terms of repayment are unknown. Mr. Luksch paid $12,000 and $13,000 of principal during the 2008 and 2007 fiscal years, respectively.

     On December 6, 2007, we entered into a Purchase Agreement with Buffalo City Center Leasing, LLC (“Buffalo City”) pursuant to which we are the contract manufacturer of a product known as RouteTracker, and Buffalo City agreed to purchase from us a minimum quantity of 25,000 units over a period of three (3) years, for a total purchase of approximately $4,000,000. One of our Directors, James F. Williams, is a director, managing member and vice president of Buffalo City. Additionally, Mr. Williams may be deemed to control the entity which owns fifty percent (50%) of the membership interests of Buffalo City Center Leasing, LLC. We received $1,369,000 and $81,000 in revenue from Buffalo City in 2008 and 2007, respectively.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     Our Audit Committee has selected Marcum & Kliegman LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2009. Marcum & Kliegman LLP has been our independent registered public accountants since October 24, 2005. We have been advised by Marcum & Kliegman LLP that neither it nor any member thereof has any financial interest, direct or indirect, in us or any of our subsidiaries, in any capacity. One or more representatives of Marcum & Kliegman LLP is expected to be present at this year’s Annual Meeting of Stockholders with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm’s examination of our financial statements and records for the fiscal year ended December 31, 2008.

     Although the submission of the appointment of Marcum & Kliegman LLP is not required by our By-Laws, the Board is submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, we will not be bound to seek other independent registered public accountant for 2009, but the selection of other independent registered public accountants will be considered in future years.

Audit and Other Fees Paid to Independent Registered Public Accountants

     The following table presents fees billed by Marcum & Kliegman LLP for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007.

Services Rendered	Fiscal 2008	Fiscal 2007
Audit Fees	$234,139	$ 210,284
Audit-Related Fees	$ 27,500	$ 37,500
Tax Fees	$ 44,200	$ 71,850
All Other Fees	$ --	$ --

Audit Fees

     The audit fees are billed for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents to incorporate audited financial statements into registration statements related to our employee benefit plans, and assistance with earnings announcements on Form 8-K.

Audit-Related Fees

     The audit-related fees for fiscal years 2008 and 2007 consisted principally of audits of our pension and 401(k) plans.

Tax Fees

     Tax fees for fiscal years 2008 and 2007 consisted principally of preparing our U.S. federal and state income tax returns.

     Our Audit Committee has reviewed the non-audit services currently provided by our independent registered public accountants and has considered whether the provision of such services is compatible with maintaining the independence of such independent registered public accountants. Based on such review and consideration, the Audit Committee has determined that the provision of such non-audit services is compatible with maintaining the independence of the independent registered public accountants.

Pre-Approval Policy for Services by Independent Registered Public Accountants

     Our Audit Committee has implemented pre-approval policies and procedures for the engagement of our independent registered public accountants for both audit and permissible non-audit services. Under these policies and procedures, all services provided by the independent registered public accountants must either (i) be approved by our Audit Committee prior to the commencement of the services, (ii) relate to assisting us with tax audits and appeals before a taxing authority or be services associated with periodic reports or registration statements filed by us with the Commission, all of which services are pre-approved by our Audit Committee, or (iii) be a de minimis non-audit service (as described in Rule 2-01(c)(7)(i)(C) of Regulation S-X) that does not have to be pre-approved as long as management promptly notifies our Audit Committee of such service and our Audit Committee approves it prior to the service being completed. Within these parameters, our Audit Committee annually approves the scope and fees payable for the year end audit, statutory audits and employee benefit plans to be performed by the independent registered public accountants for the next fiscal year. Our Audit Committee also delegates pre-approval authority for permissible non-audit services to the Audit Committee’s Chairman. Any approvals of non-audit services made by our Audit Committee’s Chairman are then reported by him at the next Audit Committee meeting. All of the services provided by our independent registered public accountants during fiscal year 2008 were approved in accordance with our pre-approval policies and procedures.

Recommendation of the Board Concerning the Ratification of Appointment of Independent Registered Public Accountants

     Our Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent registered public accountants for the 2009 fiscal year. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

OTHER BUSINESS

     We know of no other matters that will be presented at the Annual Meeting of Stockholders. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS

Director Nominations at the Annual Meeting

     Our By-laws require advanced notice of any stockholder proposal for nomination for the election of a Director. Notice of any such stockholder proposal must be received by our Corporate Secretary at One Jake Brown Road, Old Bridge, New Jersey 08857 not less than sixty (60) days prior to the date of the scheduled annual meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date, however, if less than seventy (70) days’ notice of the date of the scheduled annual meeting is given, then to be timely, such notice must be received not later than the close of business on the tenth (10th) day following the earlier of the date notice of the scheduled annual meeting was mailed or the date of public disclosure of the annual meeting date. Accordingly, any stockholder who wished to have a Director nomination considered at the 2009 Annual Meeting must have delivered notice to the Secretary no later than the close of business on April 3, 2009, which was 10 days after we issued a press release announcing the date of the Annual Meeting. Any proposal received after that date is considered untimely.

Stockholder Proposals for Inclusion in 2010 Proxy Statement

     The date by which we must receive stockholder proposals intended to be included in our Proxy Statement for presentation at the 2010 Annual Meeting of Stockholders is December 22, 2009, to be eligible for inclusion in such Proxy Statement. Stockholder proposals must comply with all of the applicable rules and requirements set forth in the rules and regulations of the Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Stockholder proposals should be sent to our Chief Financial Officer at One Jake Brown Road, Old Bridge, New Jersey 08857.

Stockholder Proposals for Presentation at the 2010 Annual Meeting

     Other than a proposal for nomination for the election of a Director which is subject to the advance notice requirements described above, if notice of a stockholder proposal intended to be presented at the 2010 Annual Meeting of Stockholders is not received by us on or before March 7, 2010 (whether or not the stockholder wishes the proposal to be included in the proxy statement for such annual meeting), we (through management proxy holders) may exercise discretionary voting authority on such proposal when and if the proposal is raised at the annual meeting without any reference to the matter in the Proxy Statement.

FORM 10-K

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 ACCOMPANIES THIS PROXY STATEMENT. WE WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO OUR FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO ERIC SKOLNIK, CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors

James A. Luksch Chairman of the Board and Chief Executive Officer

Date: April 21, 2009 Old Bridge, New Jersey

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